TeraWulf Announces January 2023 Production and Operations Updates

Self-mined 157 Bitcoin in January 2023, a >25% increase over December 2022

Deployed fleet of 18,000 miners exceeding hash rate capacity of 2.0 EH/s as of January 31, 2023

Energization of the Nautilus Cryptomine facility remains on track for Q1 2023

Continued focus on expanding to 5.5 EH/s of operating capacity with 50,000 self-miners

Average power cost per Bitcoin of $9,470 in January 2023 reinforcing industry-leading power costs

EASTON, Md. – February 7, 2023 – TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf” or the “Company”), which owns and operates vertically integrated, domestic bitcoin mining facilities powered by more than 91% zero-carbon energy, today provided an unaudited monthly production and operations update for January 2023.

January 2023 Highlights

●	Self-mined 157 Bitcoin in January 2023, an increase of more than 25% from December 2022.
●	Deployed fleet of 18,000 miners that consistently achieved hash rate capacity of +2.0 EH/s with self-owned miners delivering nearly 100% operational uptime.
●	Power cost decreased in January 2023 to approximately $0.052/kWh, compared to approximately $0.060/kWh in December 2022 following the return to more normalized weather.
●	The Company continues to target a blended average cost of power of approximately $0.035/kWh, comprised of approximately $0.045/kWh at the Lake Mariner facility and a fixed, five-year contracted rate of $0.02/kWh at the Nautilus Cryptomine facility.

Key Metrics	October 2022	November 2022	December 2022	January 2023[1]
Bitcoin (Self-Mined)	119	134	125	157
Self-Mining Revenue ($M)	$2.3	$2.4	$2.1	$3.1
Hosting Revenue ($M)	$0.9	$0.7	$0.6	$0.7
Power Cost ($M)	$2.0	$1.4	$2.2	$2.0
Avg. Operating Hash Rate (EH/s)	1.6	1.9	1.5	2.0
Revenue per Bitcoin	$19,646	$17,617	$17,005	$19,930
Power Cost per Bitcoin	$11,060	$6,151	$12,984	$9,470

1 January 2023 results are based on estimated power costs, which remain subject to standard month end adjustments.

“TeraWulf made remarkable operational advancements in January as we continued to make significant progress towards expanding capacity at Lake Mariner with the addition of Building 2, and energization of the Nautilus Cryptomine facility, which will be the first behind the meter bitcoin mining facility utilizing low cost, zero-carbon nuclear power at scale in the U.S.,” stated Paul Prager, Co-founder and Chief Executive Officer of TeraWulf.

“In 2023, our plan is to aggressively expand and efficiently operate our deployed hash rate as we receive and install the remaining miner shipments and ramp our two Bitcoin mining facilities with the goal of reaching 5.5 EH/s of sustainable, low-cost operating capacity in early Q2 2023,” added Paul Prager.

Production and Operations Update

As of January 31, 2023, the Company operated approximately 18,000 Bitcoin miners with hash rate capacity of approximately 2.0 EH/s at its Lake Mariner facility. Of these miners, approximately 11,500 are wholly owned with a hash rate capacity of approximately 1.4 EH/s. The remaining approximately 6,500 miners are hosted, for which the Company receives a hosting fee and share of the mining profit.

During the month of January, the Company received approximately 6,100 miners from Bitmain Technologies Limited (“Bitmain”) and is scheduled to receive an additional 15,900 miners in Q1 2023, which will result in a total of approximately 34,000 miners at its Lake Mariner facility and 16,000 miners at its Nautilus facility. Delivery of the remaining miners will conclude TeraWulf’s existing miner purchase agreements with Bitmain and is expected to fully utilize the Company’s 160 MW of infrastructure capacity available in early Q2 2023.

TeraWulf’s power cost in January 2023 corrected to more normalized levels following severe weather and price volatility in late December 2022. Increasingly supportive market fundamentals, forward power curves, and near-term energization of the Nautilus Cryptomine facility (with a fixed power cost of $0.02/kWh) reinforce the Company’s targeted average power cost of approximately $0.035/kWh in 2023.

“These severe weather events highlight why location is so critical and we built where there’s plenty of zero-carbon, baseload energy to maintain our advantage over the long run. That’s what you are seeing when our power costs drop so quickly after major weather events,” said Kerri Langlais, Chief Strategy Officer of TeraWulf. The Company also finalized its enrollment in two additional ancillary service programs with the New York Independent System Operator (NYISO). “We continue to focus on innovative ways for our business to help make the grid more resilient,” Langlais added.

Infrastructure and Miner Energization Update

As previously reported, the Company is in the final stages of construction at its two Bitcoin mining sites and expects to have a total operational capacity of 50,000 miners (5.5 EH/s) in early Q2 2023, representing approximately 160 MW of power demand. Today, the Company’s wholly-owned Lake Mariner facility has approximately 60 MW of operational mining capacity, and TeraWulf expects to reach 110 MW of capacity at the facility in early Q2 2023. The Nautilus Cryptomine facility, a joint venture with Talen Energy Corporation, is in the initial stages of ramping its mining operations and is expected to provide 50 MW of net mining capacity to TeraWulf in Q2 2023, representing the Company’s 25% interest in the joint venture.

Expansion at Existing Sites

TeraWulf is currently evaluating options for utilizing approximately 130 MW of available expansion capacity at its existing sites for further hash rate growth. The Lake Mariner facility has 80 MW of near-term expansion capability with the addition of Building 3 and utilization of existing warehouse space, for which the Company has already commenced development activities. TeraWulf also retains an option to expand its net capacity at the Nautilus facility by an additional 50 MW.

About TeraWulf

TeraWulf (Nasdaq: WULF) owns and operates vertically integrated, environmentally clean Bitcoin mining facilities in the United States. Led by an experienced group of energy entrepreneurs, the Company is currently operating and/or completing construction of two mining facilities: Lake Mariner in New York, and Nautilus Cryptomine in Pennsylvania. TeraWulf generates domestically produced Bitcoin powered by nuclear, hydro, and solar energy with a goal of utilizing 100% zero-carbon energy. With a core focus on ESG that ties directly to its business success, TeraWulf expects to offer attractive mining economics at an industrial scale.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) conditions in the cryptocurrency mining industry, including fluctuation in the market pricing of bitcoin and other cryptocurrencies, and the economics of cryptocurrency mining, including as to variables or factors affecting the cost, efficiency and profitability of cryptocurrency mining; (2) competition among the various providers of cryptocurrency mining services; (3) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining; (4) the ability to implement certain business objectives and to timely and cost-effectively execute integrated projects; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to growth strategies or operations; (6) loss of public confidence in bitcoin or other cryptocurrencies and the potential for cryptocurrency market manipulation; (7) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (8) the availability, delivery schedule and cost of equipment necessary to maintain and grow the business and operations of TeraWulf, including mining equipment and infrastructure equipment meeting the technical or other specifications required to achieve its growth strategy; (9) employment workforce factors, including the loss of key employees; (10) litigation relating to TeraWulf, RM 101 f/k/a IKONICS Corporation and/or the business combination; (11) the ability to recognize the anticipated objectives and benefits of the business combination; and (12) other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov.

Company Contact:
Sandy Harrison
harrison@terawulf.com
(410) 770-9500